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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of NewsEdge Corporation on Forms S-8 (File Nos. 33-98786, 333-46863, and 333-46899) of our report dated January 30, 1998, except as to the information in Note 15, for which the date is February 27, 1998, on our audit of the consolidated financial statements of Individual, Inc. for the year ended December 31, 1997 which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
March 28, 2000